UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2024 (the “Closing Date”), NexGel, Inc., a Delaware corporation (the “Company”), entered into and closed a transaction related to an Asset Purchase Agreement dated May 15, 2024 (the “Purchase Agreement”) with Semmens Online Pty Ltd as Trustee for Semmens Business Trust, an Australian proprietary limited (the “Seller”), whereby the Company purchased all assets related to the Seller’s eyeliner, fake eyelashes, lash growth serum and mascara business operating under the tradename “Silly George” (collectively, the “Business”).

Under the terms of the Purchase Agreement and on the Closing Date, the Company paid the Seller a cash payment of $400,000 (the “Initial Cash Payment”) and will issue within 5 trading days of the Closing Date $200,000 in shares of the Company’s common stock based on the 10-Day VWAP (as defined in the Purchase Agreement), or 89,892 of shares of the Company’s common Stock (the “Stock Payment”). The Initial Cash Payment is not subject to any escrow conditions. Additionally, the Company shall pay the Seller a cash earn-out based on 20% of the Net Profit (as defined in the Purchase Agreement) related to the Business for the fiscal quarterly period beginning June 30, 2024 and ending on June 30, 2028 2024 (the “Earn-Out Payments”). The Initial Cash Payment, the Stock Payment and Earn-Out Payments are collectively referred to herein as the Purchase Price.

The Purchase Agreement and the transaction contemplated thereby are not subject to approval by the shareholders of the Company. The Purchase Agreement contains standard representations and warranties regarding the Seller and the Business and certain limited representations and warranties regarding the Company. The Purchase Agreement also contains indemnification provisions for the benefit of the Company and the Seller. Neither the Company nor the Seller shall be liable for more than 60% of the Purchase Price under the indemnification provisions except in the case of fraud or willful misconduct. The Seller and the Seller’s director and owner agreed to 5-year non-compete provisions as part of the Purchase Agreement.

This summary of certain terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated into this Current Report on Form 8-K (this “Form 8-K”) by reference.

The Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Company, the Seller or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement are made only for purposes of the Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Seller or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, as applicable, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

The Stock Payment is being issued in a private placement transaction that will rely upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of the Company’s common stock issued in connection with the Stock Payment will be “restricted securities” as such term is defined by the Securities Act.

Item 8.01. Other Events.

On May 16, 2024, the Company issued a press release announcing the acquisition of the Business. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(b) Pro forma financial information.

No financial statements and/or pro forma financial information will be required to be filed with the Securities and Exchange Commission relating to the acquisition of the Business.

(d) Exhibits

10.1	Asset Purchase Agreement dated May 15, 2024 between NexGel, Inc. and Semmens Online Pty Ltd as Trustee for Semmens Business Trust (schedules and exhibits identified in the Purchase Agreement have been omitted pursuant to Item 601b.2 of Regulation S-K).
99.1	Press release issued by NexGel, Inc. on May 16, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2024

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy Chief Executive Officer